WashingtonFirst Bankshares, Inc.

Statement of Assets Acquired and Liabilities Assumed by WashingtonFirst Bank

As of February 28, 2014

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
WashingtonFirst Bankshares, Inc.
Reston, Virginia
We have audited the accompanying statement of assets acquired and liabilities assumed by WashingtonFirst Bank (a wholly-owned subsidiary of WashingtonFirst Bankshares, Inc.) (together, the "Company") pursuant to the Purchase and Assumption Agreement dated February 28, 2014 (the "Agreement"). This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed by WashingtonFirst Bank based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the statement of assets acquired and liabilities assumed by WashingtonFirst Bank referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by WashingtonFirst Bank pursuant to the Agreement, in conformity with accounting principles generally accepted in the United States of America.

May 16, 2014
Richmond, Virginia

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

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WashingtonFirst Bankshares, Inc.
Statement of Assets Acquired and Liabilities Assumed by WashingtonFirst Bank

February 28, 2014
(in thousands)
Assets acquired:
Cash and cash equivalents	$43,235
Investment securities	19,240
Other equity securities	683
Loans, net of unearned income	51,332
Cash paid to WashingtonFirst Bank by the FDIC	15,812
Goodwill	2,639
Core deposit intangibles	470
Other assets	440
Total assets acquired	$133,851
Liabilities assumed:
Deposits	$121,592
FHLB advances	12,209
Other liabilities	50
Total liabilities assumed	$133,851

WashingtonFirst Bankshares, Inc.
Notes to Statement of Assets Acquired and Liabilities Assumed by WashingtonFirst Bank
1. MILLENNIUM BANK TRANSACTION
On February 28, 2014, WashingtonFirst Bank, a wholly owned subsidiary of WashingtonFirst Bankshares, Inc.(the "Bank"), entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation ("FDIC") to assume all of the deposits and certain assets of Millennium Bank, NA ("Millennium"), a federally chartered commercial bank headquartered in Sterling, Virginia. Millennium operated two branches in Virginia – Sterling and Herndon. These branches reopened Monday, March 3, 2014 as branches of the Bank. Millennium Bank was headquartered in Sterling, Virginia.
The Millennium transaction was accounted for using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed and consideration paid were recorded at their estimated fair values as of the merger date. The excess of fair value of net liabilities assumed exceeded cash received in the transaction resulting in goodwill of $2.6 million being recorded. The Bank also recorded $0.5 million in core deposit intangibles which will be amortized over five to eight years, depending on the underlying instrument.
2. SIGNIFICANT ACCOUNTING POLICIES
(a) Basis of Presentation
The Bank has determined that the acquisition constitutes a business acquisition as defined by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required. Fair values were determined based on the requirements of ASC Topic 820, Fair Value Measurements. In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.
(b) Fair Value
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (also referred to as an exit price). In determining fair value, management used various valuation approaches, including market and income approaches. The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. When available, the fair value of the financial instruments is based on quoted market prices, valuation techniques that use observable market-based inputs or unobservable inputs that are corroborated by market data. Pricing information obtained from third parties is internally validated for reasonableness prior to use in the consolidated financial statements.
When observable market prices are not readily available, management estimated fair value using techniques that rely on alternate market data or internally-developed models using significant inputs that are generally less readily observable. Market data includes prices of financial instruments with similar maturities and characteristics, interest rate yield curves, measures of volatility and prepayment rates. If market data needed to estimate fair value is not available, management estimates fair value using internally-developed models that employ a discounted cash flow approach. Even when market assumptions are not readily available, assumptions reflect those that market participants would likely use in pricing the asset or liability at the measurement date.
The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. The hierarchy gives highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The standard describes the following three levels used to classify fair value measurements:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3	Prices or valuations that require unobservable inputs that are significant to the fair value measurement.

Management performed a detailed analysis of the assets and liabilities carried at fair value to determine the appropriate level based on the transparency of the inputs used in the valuation techniques. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Management's assessment of the significance of a particular input to the fair value measurement of an instrument requires judgment and consideration of factors specific to the instrument. While management believes its valuation methods are appropriate and consistent with those of other market participants, using different methodologies or assumptions to determine fair value could result in a materially different estimate of fair value for some financial instruments.
(c) Cash and Cash Equivalents
Cash and cash equivalents consists of cash and due from banks, interest bearing balances and federal funds sold. The carrying amount of these assets is a reasonable estimate of fair value based on their short-term nature.

(d)	Investment Securities
Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies and are classified as Level II. An exception relates to United States Treasury Notes and Bills; these securities are measured as Level I.
(e) Equity Securities
Unlike other types of stock, FHLB stock is acquired primarily for the right to receive advances and loan participations rather than for the purpose of maximizing dividends or stock growth. No market exists for the FHLB stock, and they have no quoted market value. Restricted stock, such as FHLB stock, is carried at cost.
(f) Loans
Fair values for loans are based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans are grouped together according to similar characteristics and treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The expected losses on the Portfolio were developed and applied on a loan by loan basis. The expected loss assumptions were estimated by Management.
Loans acquired in business combinations with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include information such as past-due and nonaccrual status, borrower credit scores and recent loan to value percentages. Acquired credit-impaired loans are accounted for under the accounting guidance for loans and debt securities acquired with deteriorated credit quality, found in Accounting Standards Codification ("ASC") Topic 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality, and initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loans. Accordingly, allowances for credit losses related to these loans are not carried over and recorded at the acquisition date. Loans acquired through business combinations that do not meet the specific criteria of ASC Topic 310-30, but for which a discount is attributable at least in part to credit quality, are also accounted for under this guidance. As a result, related discounts are recognized subsequently through accretion based on the expected cash flow of the acquired loans.
(g) Core Deposit Intangible
This intangible asset represents the value of the relationships that Millennium Bank had with their deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to type of deposit, deposit retention, cost of the deposit base, and net maintenance cost attributable to customer deposits. The discount rate utilized in determining the value of the core deposit intangible asset was 12.00%.

(h) Deposits
The fair values used for the demand and savings deposits that comprise the transaction accounts acquired, by definition, equal the amount payable on demand at the reporting date. The fair values for time deposits were estimated at their carrying value, as the Bank was able to reset the interest rates on all outstanding time deposits to its current offering rates per the terms of its agreement with the FDIC.
(i) Federal Home Loan Bank Advances
The Federal Home Loan Bank advances were recorded at their estimated fair values derived using the prepayment penalty incurred by the Bank upon the repayment subsequent to closing of approximately $1.2 million.
(j) Subsequent Events
The Bank has evaluated subsequent events for recognition and disclosure through the date of issuance of this financial statement.
3. INVESTMENT SECURITIES
The following table presents the estimated fair values of acquired available-for-sale investment securities as of February 28, 2104:

February 28, 2014
Available-for-Sale Securities
Fair Value
(in thousands)
U.S. Government agencies	$7,854
Mortgage-backed securities	7,225
Municipal securities	4,161
Total available-for-sale securities	$19,240
The fair value of investments by remaining contractual maturity for available-for-sale investment securities as of February 28, 2014 are set forth below. Asset-backed and mortgage-backed securities are included based on their final maturities, although the actual maturities may differ due to prepayments of the underlying assets or mortgages.

Available-for-Sale Securities
Fair Value
(in thousands)
Due within one year	$—
Due after one year through five years	7,854
Due after five years through ten years	—
Due after ten years	11,386
Total	$19,240
Subsequent to the acquisition, in March 2014 WashingtonFirst sold the majority of the acquired portfolio retaining only two U.S Government agencies which had a fair value as of February 28, 2014 of $5.8 million. The sale of the securities resulted in a net gain of approximately $0.1 million.

4. LOANS
The composition of loans acquired is summarized as follows as of February 28, 2014

	February 28, 2014
	Contractual Amount	Fair Value Adjustments	Fair Value
	(in thousands)
Construction and development	$736	$(53)	$683
Commercial real estate	23,596	(2,883)	20,713
Residential real estate	21,258	(1,958)	19,300
Real estate loans	45,590	(4,894)	40,696
Commercial and industrial	9,011	(841)	8,170
Consumer	2,429	37	2,466
Total loans	$57,030	$(5,698)	$51,332
Certain loans that were deemed to be collateral dependent were valued based on the fair value of the underlying collateral. These estimates were based on the most recently available real estate appraisals with certain adjustments made based on the type of property, age of appraisal, current status of the property and other related factors to estimate the current value of the collateral. Loans purchased in the Millennium Transaction are accounted for using one of two accounting standards:

•
ASC Topic 310-20 is used to value loans that have not demonstrated post origination credit quality deterioration and the acquirer expects to collect all contractually required payments from the borrower. For these loans, the difference between the fair value of the loan at acquisition and the amortized cost of the loan would be amortized or accreted into income using the interest method. These loans totaled a fair value of $50.0 million of the total $51.3 million of loans acquired.

•
The Bank has elected to apply ASC Topic 310-30 to all loans with a discount attributable, at least in part, to post origination credit quality deterioration. Under ASC 310-30, the expected cash flows that exceed the initial investment in the loan (fair value) represent the "accretable yield," which is recognized as interest income on a level-yield basis over the life of the loan. These loans totaled a fair value of $1.3 million of the total $51.3 million of loans acquired.

5. CORE DEPOSIT INTANGIBLE
The Statement of Assets Acquired and Liabilities Assumed by WashingtonFirst Bank reflects a core deposit intangible asset totaling approximately $0.5 million as of February 28, 2014. The core deposit intangible assets will be amortized over five or eight years on a straight-line basis, depending on the underlying instruments.
The following table shows the fair value, by category, or the core deposit intangibles and the amortization period of each:

	February 28, 2014
	Fair Value	Amortization period
	(in thousands)
DDA	$330	5 years
NOW	40	5 years
Savings	100	8 years
	$470

The following table presents the estimated annual amortization expense for the above core deposit intangibles:

Estimated Amortization Expense for the Year Ended:
(in thousands)
December 31, 2014	$72
December 31, 2015	86
December 31, 2016	86
December 31, 2017	86
December 31, 2018	86
December 31, 2019	25
December 31, 2020	13
December 31, 2021	13
December 31, 2022	3
6. DEPOSITS
The following table sets forth the composition, at their estimated fair values, of acquired deposits as of February 28, 2014:

	February 28, 2014	Weighted Average Effective Cost
	(in thousands)
Demand deposit accounts	$11,321	0.02%
NOW accounts	14,125	0.28%
Money market accounts	20,674	0.47%
Savings accounts	3,682	0.40%
Time deposits under $100,000	38,288	1.55%
Time deposits $100,000 and over	33,502	1.64%
Total deposits	$121,592	1.09%
The scheduled maturities of time deposits are as follows as of February 28, 2014:

February 28, 2014
(in thousands)
Within 1 Year	$36,390
1 - 2 years	15,839
2 - 3 years	11,500
3 - 4 years	6,581
4 - 5 years	1,480
Total	$71,790
As permitted by the FDIC, the Bank had the option to re-price the acquired deposit portfolios to current market rates. In addition, the depositors had the option to withdraw funds without penalty. The Bank elected to re-price all time deposits presented above to current rates the Bank is offering. The Bank did not reprice any other deposit accounts as they were already priced at current rates.

7. NET LIABILTIES ASSUMED AND GOODWILL RECORDED
The following table sets forth the net liabilities assumed by the Bank as of February 28, 2014:

February 28, 2014
(in thousands)
Assets acquired:
Assets acquired, at contractual amount	$120,636
Liabilities assumed, at contractual amount	(132,651)
Net liabilities acquired per the Agreement	(12,015)
Deposit Premium	1,203
Asset discount	(5,000)
Net receivable from the FDIC	(15,812)
Fair value adjustments:
Loans	(5,698)
Core deposit intangible	470
FHLB Advances	(1,208)
Total fair value adjustments	(6,436)
Contractual discount	3,797
Goodwill	$2,639

Goodwill represents the excess of purchase price over estimated fair value of net assets acquired and liabilities assumed. Under ASC 350-10, goodwill is not amortized over an estimated life, but rather it is evaluated at least annually for impairment by comparing its fair value with its recorded amount and is written down when appropriate. Goodwill recorded as a result of the Millennium transaction is non-deductible for tax purposes.